TERRITORY OF THE BRITISH VIRGIN ISLANDS
BVI BUSINESS COMPANIES ACT, 2004

80D66A79F3

CERTIFICATE OF INCORPORATION
(SECTION 7)

The REGISTRAR of CORPORATE AFFAIRS, of the British Virgin Islands HEREBY CERTIFIES, that pursuant to the BVI Business Companies Act, 2004, all the requirements of the Act in respect of incorporation having been complied with,

SPEEDY DESIRE LIMITED

BVI COMPANY NUMBER: **2131464**

is incorporated in the BRITISH VIRGIN ISLANDS as a BVI BUSINESS COMPANY, this 4th day of September, 2023.

REGISTRAR OF CORPORATE AFFAIRS
FSC
BVI FINANCIAL SERVICES COMMISSION

for **REGISTRAR OF CORPORATE AFFAIRS**
4th day of September, 2023